Exhibit 99.1

Precipio Inc. Announces the Resignation of its Chief Financial Officer and Appointment of Interim CFO

NEW HAVEN CT – (March 21, 2022) - Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO), today announced that Mr. Carl Iberger, Precipio’s CFO for the past five years, is resigning as the Chief Financial Officer effective as of today, March 21st, 2022. Mr. Iberger wishes to spend more time with his family and therefore has made the decision to step down from his role as CFO. Matt Gage, who currently serves as Director of Financial Reporting and Analysis has been promoted to Interim Chief Financial Officer of the Company effective immediately.

Mr. Gage joined Precipio following its acquisition of Transgenomic in July of 2017. He has worked closely with Mr. Iberger, and managed the Company’s accounting functions as well as the public filings. Matt brings with him over 30 years of experience in company finance, 25 of them within publicly traded companies. His experience and knowledge of the company’s business, finances, and internal controls and procedures makes him the ideal candidate for this role. Precipio and its board of directors welcome Mr. Gage to his new role and will support him during the transition and going forward.

“It has been an incredible 6 years and I truly am proud to have been part of such an amazing team of people. It was an honor to work closely with Ilan and the Board, and I have no doubt that Matt will do exceptionally well as the Interim CFO. At the age of 69, I am looking forward to the next chapter of my life as I spend more time with my family,” stated Carl Iberger, former CFO of Precipio.

“We are so pleased to have Matt take over as Interim CFO. His knowledge of the processes and procedures will allow him to transition into his new role well,” stated Ilan Danieli, Precipio’s CEO. Danieli continues “Carl has been a pillar of stability, guidance, and support to the Company, and to me personally, and has enabled me the privilege of focusing on growing the business, knowing that the Company’s financial matters are in his extremely capable hands. His managerial, organizational and interpersonal skills are outstanding; he has been a mentor to me, and a friend. Carl’s impact on our company and our people has been invaluable over these years. His departure is a bittersweet moment for us all.”

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide, as well as proprietary products that serve laboratories worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the company, on our business, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the company’s business, operations and employees and the other factors that are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as updated from time to time in the Company’s Securities and Exchange Commission filings.

The Company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523